Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed and declared effective with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted without delivery of a final prospectus supplement and accompanying prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


                             FREE WRITING PROSPECTUS FILED PURSUANT TO RULE 433,
                                                          FILE NO. 333-130439-03


               $1,350,000,000 AUTOMOBILE RECEIVABLES BACKED NOTES
                AMERICREDIT AUTOMOBILE RECEIVABLES TRUST 2006-A-F
                                 ISSUING ENTITY

                                AFS FUNDING TRUST
                                    DEPOSITOR


                   [AMERICREDIT FINANCIAL SERVICES, INC. LOGO]
                              SPONSOR AND SERVICER



         -----------------------------------------------------------------

             SUPPLEMENT, DATED JULY 10, 2006 (SUBJECT TO COMPLETION)

                                       TO

       PROSPECTUS SUPPLEMENT, DATED JULY 10, 2006 (SUBJECT TO COMPLETION)

                                       TO

                        PROSPECTUS, DATED APRIL 28, 2006

         -----------------------------------------------------------------


This Supplement should be read in conjunction with the Prospectus Supplement, dated July 10, 2006 (subject to completion), and the Prospectus, dated April 28, 2006.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this supplement, or the prospectus supplement or the prospectus to which it relates, is truthful or complete. Any representation to the contrary is a criminal offense.

The depositor and AFS SenSub Corp. (together, the "co-registrants") have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the co-registrants have filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-326-5897.

The Prospectus Supplement referenced above is hereby supplemented as follows:

FRONT COVER PAGE:

o The total initial principal amount of the Notes indicated on the top line of the front cover page should read:

                  $1,350,000,000.

o        The first table on the front cover page should read:


                               PRINCIPAL                       FINAL SCHEDULED
                                AMOUNT         INTEREST RATE  DISTRIBUTION DATE
                                ------         -------------  -----------------
         Class A-1 Notes      $204,000,000         ___%          August 6, 2007
         Class A-2 Notes      $394,000,000         ___%           March 8, 2010
         Class A-3 Notes      $412,000,000         ___%       September 6, 2011
         Class A-4 Notes      $340,000,000         ___%       September 6, 2013
                            --------------
              Total         $1,350,000,000


SUMMARY:

o        The table under "Summary--Description of the Securities" should read:


                    INITIAL NOTE                                 FINAL
                      PRINCIPAL                           SCHEDULED DISTRIBUTION
         CLASS         BALANCE          INTEREST RATE             DATE
         -----      ------------        -------------     ----------------------
          A-1        $204,000,000            ___%               August 6, 2007
          A-2        $394,000,000            ___%                March 8, 2010
          A-3        $412,000,000            ___%            September 6, 2011
          A-4        $340,000,000            ___%            September 6, 2013


o The first two paragraphs under "Summary--Pre-Funding Feature" should read:

                  Approximately $425,000,000 of the proceeds of the notes will be deposited into a pre-funding account and will be used by the issuing entity to purchase subsequent automobile loan contracts from the depositor after the closing date. The issuing entity expects to purchase automobile loan contracts with an aggregate principal balance equal to approximately $459,459,459 with the amounts on deposit in the pre-funding account from time to time on or before December 31, 2006, which is the last day of the pre-funding period.

                  The automobile loan contracts purchased with the amounts on deposit in the pre-funding account are expected to represent approximately 46% of the total automobile loan contract pool as of July 12, 2006.

o The first sentence of the final paragraph under "Summary--Pre-Funding Feature" should read:

                  Approximately $7,600,000 of the proceeds of the notes will be deposited into a capitalized interest account.

o The first sentence under "Summary--Redemption--Optional Redemption" should read:

                  On any distribution date after the aggregate principal balance of the automobile loan contracts declines to 10% or less of its original balance (including additional automobile loan contracts purchased during the pre-funding period), which is expected to be approximately $145,945,946, the notes then outstanding may be redeemed in whole, but not in part, if the servicer exercises its "clean-up call" option to purchase the automobile loan contract pool.

THE ISSUING ENTITY:

o The section "The Issuing Entity--Capitalization and Liabilities of the Issuing Entity" should read:

                  CAPITALIZATION AND LIABILITIES OF THE ISSUING ENTITY

                           The following table illustrates the expected assets
                  of the issuing entity as of the closing date:

                           Aggregate Principal Balance of
                             Initial Automobile Loan Contracts   $1,000,000,000
                           Pre-funding Account                   $  425,000,000
                           Spread Account                        $   20,000,000
                           Capitalized Interest Account          $    7,600,000

                           The following table illustrates the expected
                  liabilities of the issuing entity as of the closing date:

                           Class A-1 Asset Backed Notes          $  204,000,000
                           Class A-2 Asset Backed Notes          $  394,000,000
                           Class A-3 Asset Backed Notes          $  412,000,000
                           Class A-4 Asset Backed Notes          $  340,000,000
                                                                 --------------
                           Total                                 $1,350,000,000

                           The issuing entity's fiscal year ends on December 31.

THE AUTOMOBILE LOAN CONTRACTS:

o The second sentence of the first paragraph under "The Automobile Loan Contracts--Pre-Funding Period" should read:

                  AmeriCredit anticipates that the aggregate Principal Balance of the subsequent automobile loan contracts will equal approximately $459,459,459, which represents approximately 46% of the original pool balance as of July 12, 2006.

YIELD AND PREPAYMENT CONSIDERATIONS:

o The table following the paragraph that begins "The tables below which are captioned 'Percent of Initial Note Principal Balance at Various ABS Percentages' are based on ABS and were prepared using the following assumptions" should read:

                                                                                REMAINING TERM
                            AGGREGATE PRINCIPAL                    ASSUMED        TO MATURITY      SEASONING (IN
                  POOL            BALANCE           GROSS APR    CUTOFF DATE      (IN MONTHS)         MONTHS)
                  ----      -------------------     ---------    -----------    --------------     -------------
                   1          $ 36,303,264.68        18.191%       07/01/06            39               11
                   2          $304,326,623.10        18.389%       07/01/06            59                1
                   3          $488,322,189.81        16.023%       07/01/06            70                1
                   4           $ 7,490,901.06        18.191%       08/01/06            50                0
                   5          $ 62,795,471.56        18.389%       08/01/06            60                0
                   6          $100,761,549.79        16.023%       08/01/06            71                0
                   7          $ 20,121,643.72        18.191%       11/01/06            50                0
                   8          $168,677,719.17        18.389%       11/01/06            60                0
                   9          $270,660,096.57        16.023%       11/01/06            71                0

o The tables captioned "Percent of Initial Note Principal Balance at Various ABS Percentages" should read as set forth in Appendix A to this Supplement.

DESCRIPTION OF THE TRANSACTION DOCUMENTS:

o The second sentence of the fourth paragraph under "Description of the Transaction Documents--Accounts" should read:

                  On the closing date, the issuing entity will deposit the initial pre-funded amount, which will equal approximately $425,000,000, in the pre-funding account.

UNDERWRITING:

o The four tables following the first paragraph under "Underwriting" should read:

                                        CLASS A-1 NOTES

                                                               PRINCIPAL AMOUNT
                                                               ----------------
                     Barclays Capital Inc.....................   $
                     Wachovia Capital Markets, LLC............
                     BMO Capital Markets Corp.................
                     Deutsche Bank Securities Inc.............
                     J.P. Morgan Securities Inc...............
                     UBS Securities LLC.......................
                                                                 ------------
                        Total.................................   $204,000,000
                                                                 ============

                                        CLASS A-2 NOTES

                                                               PRINCIPAL AMOUNT
                                                               ----------------
                     Barclays Capital Inc.....................   $
                     Wachovia Capital Markets, LLC............
                     BMO Capital Markets Corp.................
                     Deutsche Bank Securities Inc.............
                     J.P. Morgan Securities Inc...............
                     UBS Securities LLC.......................
                                                                 ------------
                        Total.................................   $394,000,000
                                                                 ============

                                        CLASS A-3 NOTES

                                                               PRINCIPAL AMOUNT
                                                               ----------------
                     Barclays Capital Inc.....................   $
                     Wachovia Capital Markets, LLC............
                     BMO Capital Markets Corp.................
                     Deutsche Bank Securities Inc.............
                     J.P. Morgan Securities Inc...............
                     UBS Securities LLC.......................
                                                                 ------------
                        Total.................................   $412,000,000
                                                                 ============

                                        CLASS A-4 NOTES

                                                               PRINCIPAL AMOUNT
                                                               ----------------
                     Barclays Capital Inc.....................   $
                     Wachovia Capital Markets, LLC............
                     BMO Capital Markets Corp.................
                     Deutsche Bank Securities Inc.............
                     J.P. Morgan Securities Inc...............
                     UBS Securities LLC.......................
                                                                 ------------
                        Total.................................   $340,000,000
                                                                 ============

                                                                      APPENDIX A

                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                                CLASS A-1 NOTES                                  CLASS A-2 NOTES
                                  ------------------------------------------        -----------------------------------------
      DISTRIBUTION DATE           0.00%        1.00%       1.70%       2.50%        0.00%       1.00%       1.70%       2.50%
      -----------------           -----        -----       -----       -----        -----       -----       -----       -----
        Closing Date              100          100          100         100         100          100         100         100
          08/06/06                 93           89           86          82         100          100         100         100
          09/06/06                 85           76           70          62         100          100         100         100
          10/06/06                 77           64           54          43         100          100         100         100
          11/06/06                 70           52           39          24         100          100         100         100
          12/06/06                 57           32           15           0         100          100         100          97
          01/06/07                 44           13            0           0         100          100          95          82
          02/06/07                 32            0            0           0         100           98          85          71
          03/06/07                 22            0            0           0         100           91          77          60
          04/06/07                 16            0            0           0         100           85          69          50
          05/06/07                  9            0            0           0         100           79          61          40
          06/06/07                  2            0            0           0         100           73          53          29
          07/06/07                  0            0            0           0          97           67          45          19
          08/06/07                  0            0            0           0          94           61          37           9
          09/06/07                  0            0            0           0          90           54          29           0
          10/06/07                  0            0            0           0          86           48          21           0
          11/06/07                  0            0            0           0          83           42          14           0
          12/06/07                  0            0            0           0          79           36           6           0
          01/06/08                  0            0            0           0          76           32           0           0
          02/06/08                  0            0            0           0          72           26           0           0
          03/06/08                  0            0            0           0          68           20           0           0
          04/06/08                  0            0            0           0          64           14           0           0
          05/06/08                  0            0            0           0          60            8           0           0
          06/06/08                  0            0            0           0          56            2           0           0
          07/06/08                  0            0            0           0          54            0           0           0
          08/06/08                  0            0            0           0          50            0           0           0
          09/06/08                  0            0            0           0          45            0           0           0
          10/06/08                  0            0            0           0          41            0           0           0
          11/06/08                  0            0            0           0          36            0           0           0
          12/06/08                  0            0            0           0          32            0           0           0
          01/06/09                  0            0            0           0          29            0           0           0
          02/06/09                  0            0            0           0          25            0           0           0
          03/06/09                  0            0            0           0          20            0           0           0
          04/06/09                  0            0            0           0          15            0           0           0
          05/06/09                  0            0            0           0          10            0           0           0
          06/06/09                  0            0            0           0           5            0           0           0
          07/06/09                  0            0            0           0           0            0           0           0
          08/06/09                  0            0            0           0           0            0           0           0
          09/06/09                  0            0            0           0           0            0           0           0
          10/06/09                  0            0            0           0           0            0           0           0
          11/06/09                  0            0            0           0           0            0           0           0
          12/06/09                  0            0            0           0           0            0           0           0
          01/06/10                  0            0            0           0           0            0           0           0
          02/06/10                  0            0            0           0           0            0           0           0
          03/06/10                  0            0            0           0           0            0           0           0
          04/06/10                  0            0            0           0           0            0           0           0
          05/06/10                  0            0            0           0           0            0           0           0
          06/06/10                  0            0            0           0           0            0           0           0
          07/06/10                  0            0            0           0           0            0           0           0
          08/06/10                  0            0            0           0           0            0           0           0
          09/06/10                  0            0            0           0           0            0           0           0
          10/06/10                  0            0            0           0           0            0           0           0
          11/06/10                  0            0            0           0           0            0           0           0
          12/06/10                  0            0            0           0           0            0           0           0
          01/06/11                  0            0            0           0           0            0           0           0
          02/06/11                  0            0            0           0           0            0           0           0
          03/06/11                  0            0            0           0           0            0           0           0
          04/06/11                  0            0            0           0           0            0           0           0
          05/06/11                  0            0            0           0           0            0           0           0
          06/06/11                  0            0            0           0           0            0           0           0
          07/06/11                  0            0            0           0           0            0           0           0
          08/06/11                  0            0            0           0           0            0           0           0
          09/06/11                  0            0            0           0           0            0           0           0
          10/06/11                  0            0            0           0           0            0           0           0
          11/06/11                  0            0            0           0           0            0           0           0

Weighted Average Life (years)      0.47         0.32         0.26        0.22        2.03         1.24        0.95        0.76


                    PERCENT OF INITIAL NOTE PRINCIPAL BALANCE
                           AT VARIOUS ABS PERCENTAGES

                                                CLASS A-3 NOTES                                  CLASS A-4 NOTES
                                  ------------------------------------------        -----------------------------------------
      DISTRIBUTION DATE           0.00%        1.00%       1.70%       2.50%        0.00%       1.00%       1.70%       2.50%
      -----------------           -----        -----       -----       -----        -----       -----       -----       -----
        Closing Date              100          100          100         100         100          100         100         100
          08/06/06                100          100          100         100         100          100         100         100
          09/06/06                100          100          100         100         100          100         100         100
          10/06/06                100          100          100         100         100          100         100         100
          11/06/06                100          100          100         100         100          100         100         100
          12/06/06                100          100          100         100         100          100         100         100
          01/06/07                100          100          100         100         100          100         100         100
          02/06/07                100          100          100         100         100          100         100         100
          03/06/07                100          100          100         100         100          100         100         100
          04/06/07                100          100          100         100         100          100         100         100
          05/06/07                100          100          100         100         100          100         100         100
          06/06/07                100          100          100         100         100          100         100         100
          07/06/07                100          100          100         100         100          100         100         100
          08/06/07                100          100          100         100         100          100         100         100
          09/06/07                100          100          100         100         100          100         100         100
          10/06/07                100          100          100          91         100          100         100         100
          11/06/07                100          100          100          81         100          100         100         100
          12/06/07                100          100          100          73         100          100         100         100
          01/06/08                100          100          100          65         100          100         100         100
          02/06/08                100          100           93          56         100          100         100         100
          03/06/08                100          100           86          48         100          100         100         100
          04/06/08                100          100           79          40         100          100         100         100
          05/06/08                100          100           72          31         100          100         100         100
          06/06/08                100          100           66          24         100          100         100         100
          07/06/08                100           99           61          17         100          100         100         100
          08/06/08                100           93           54           9         100          100         100         100
          09/06/08                100           88           48           2         100          100         100         100
          10/06/08                100           82           42           0         100          100         100          94
          11/06/08                100           77           35           0         100          100         100          85
          12/06/08                100           71           29           0         100          100         100          77
          01/06/09                100           68           25           0         100          100         100          70
          02/06/09                100           62           19           0         100          100         100          62
          03/06/09                100           57           13           0         100          100         100          55
          04/06/09                100           52            8           0         100          100         100          47
          05/06/09                100           47            2           0         100          100         100          41
          06/06/09                100           41            0           0         100          100          96           0
          07/06/09                 99           36            0           0         100          100          90           0
          08/06/09                 94           31            0           0         100          100          84           0
          09/06/09                 89           26            0           0         100          100          78           0
          10/06/09                 84           21            0           0         100          100          72           0
          11/06/09                 79           17            0           0         100          100          67           0
          12/06/09                 74           12            0           0         100          100          61           0
          01/06/10                 69            7            0           0         100          100          56           0
          02/06/10                 64            3            0           0         100          100          51           0
          03/06/10                 59            0            0           0         100           98          46           0
          04/06/10                 53            0            0           0         100           93          42           0
          05/06/10                 48            0            0           0         100           87           0           0
          06/06/10                 42            0            0           0         100           82           0           0
          07/06/10                 37            0            0           0         100           77           0           0
          08/06/10                 31            0            0           0         100           72           0           0
          09/06/10                 25            0            0           0         100           67           0           0
          10/06/10                 19            0            0           0         100           62           0           0
          11/06/10                 14            0            0           0         100           57           0           0
          12/06/10                  8            0            0           0         100           53           0           0
          01/06/11                  2            0            0           0         100           48           0           0
          02/06/11                  0            0            0           0          95           44           0           0
          03/06/11                  0            0            0           0          87           40           0           0
          04/06/11                  0            0            0           0          80            0           0           0
          05/06/11                  0            0            0           0          72            0           0           0
          06/06/11                  0            0            0           0          65            0           0           0
          07/06/11                  0            0            0           0          59            0           0           0
          08/06/11                  0            0            0           0          53            0           0           0
          09/06/11                  0            0            0           0          48            0           0           0
          10/06/11                  0            0            0           0          42            0           0           0
          11/06/11                  0            0            0           0           0            0           0           0

Weighted Average Life (years)      3.79         2.79         2.15        1.66        5.05         4.36        3.50        2.65
